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                                                                      Exhibit A2

                             ARTICLES OF AMENDMENT

                                      TO

                           ARTICLES OF INCORPORATION

                                      OF

                           PBHG ADVISOR FUNDS, INC.


         Pursuant to the provisions of the Maryland General Corporation Law, as amended (the "GCL"), PBHG ADVISOR FUNDS, INC., a Maryland corporation having its principal office in the City of Baltimore (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST:  The Charter of the Corporation is hereby amended as follows:

         By striking out Article II of the Amended and Restated Articles of Incorporation in its entirety and inserting in lieu thereof the following:

                                   "ARTICLE II

                               NAME OF CORPORATION

         The name of the Corporation is UAM Funds, Inc. II (hereinafter called the `Corporation')."

         SECOND: The Charter of the Corporation is hereby amended by changing the names of (1) "Class A Shares" of the Analytic Defensive Equity Fund series to "Institutional Class Shares" of such series; (2) "Class A Shares" of the Analytic Enhanced Equity Fund series to "Institutional Shares" of such series;
(3) "Class A Shares" of the Analytic Master Fixed Income Fund series to "Institutional Shares" of such series; and (4) "Class A Shares" of the Analytic Short-Term Government Fund series to "Institutional Shares" of such series.

         THIRD: The foregoing amendments to the Charter were duly approved by a majority of the entire Board of Directors of the Corporation at a meeting held on April 6, 1999.

         FOURTH: The foregoing amendments are limited to changes expressly permitted by Section 2-605(a)(4) of the GCL to be made without action by stockholders. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.
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         IN WITNESS WHEREOF, PBHG Advisor Funds, Inc. has caused these Articles of Amendment to be signed by its President and attested to by its Secretary on this 6th day of April, 1999.


                                         PBHG ADVISOR FUNDS, INC.


                                         By /s/ Norton H. Reamer
                                            --------------------
                                            Norton H. Reamer
                                            Chairman of the Board and President


Attest:

/s/ Michael E. DeFao
------------------------
Michael E. DeFao
Secretary

                                      -2-
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                                  CERTIFICATE
                                  -----------


                  THE UNDERSIGNED, President of PBHG Advisor Funds, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.



                                          PBHG ADVISOR FUNDS, INC.


                                          By /s/ Norton H. Reamer
                                             --------------------
                                             Norton H. Reamer
                                             Chairman of the Board and President